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                                EXHIBIT 23 (A)


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Community Bankshares, Inc.:

We consent to the incorporation by reference in the Registration Statements (Nos. 33-53678, 33-18853, 33-44264 and 333-02157) on Form S-8 and (No. 33-87956)
on Form S-3 of our report dated March 20, 1996, relating to the supplemental consolidated balance sheets of Community Bankshares, Inc. and subsidiaries (the Company) as of December 31, 1995 and June 30, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the six months ended December 31, 1995 and for each year in the three year period ended June 30, 1995, which appears in the Current Report on Form 8-K/A of Community Bankshares, Inc. dated March 20, 1996. Our report indicates that the Company adopted Statements of Financial Accounting Standards No. 122 effective July 1, 1994.



                                                  KPMG PEAT MARWICK LLP


Boston, Massachusetts
May 20, 1996

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